UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240 14a-12

Ensco plc

(Name of Registrant as Specified in Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on 22 May 2012.

VOTE DEADLINE - 11:59 p.m. Eastern Time on 16 May 2012

(or 13 May 2012 for employees and directors holding shares in our benefit plans)

ENSCO PLC	Meeting Information
Meeting Type: Annual General Meeting
	For holders as of:	30 March 2012
	Date: 22 May 2012	Time: 8:00 a.m. London Time / 3:00 p.m.
Eastern Time
ATTN: INVESTOR RELATIONS 500 NORTH AKARD STREET SUITE 4300 DALLAS, TX 75201	Location: Ensco plc 6 Chesterfield Gardens 3rd Floor London, W1J 5BQ, United Kingdom
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT     ANNUAL REPORT AND UNITED KINGDOM STATUTORY ACCOUNTS

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
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— How To Vote — Please Choose One of the Following Voting Methods

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Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the resolutions in proposals 1 through 9 and FOR the non- binding advisory vote in proposal 10.
1.	An ordinary resolution to re-elect C. Christopher Gaut as a Class I director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2015.
2.	An ordinary resolution to re-elect Gerald W. Haddock as a Class I director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2015.
3.	An ordinary resolution to re-elect Paul E. Rowsey, III as a Class I director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2015.
4.	An ordinary resolution to re-elect Francis S. Kalman as a Class II director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2013.
5.	An ordinary resolution to re-elect David A. B. Brown as a Class III director of Ensco plc for a term to expire at the annual general meeting of shareholders to be held in 2014.
6.	An ordinary resolution to ratify the Audit Committee’s appointment of KPMG LLP as our U.S. independent registered public accounting firm for 2012.

7.

An ordinary resolution to re-appoint KPMG Audit Plc as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company).

8.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.
9.	An ordinary resolution to approve our 2012 Long-Term Incentive Plan.
10.	A non-binding advisory approval of the compensation of our named executive officers.